Exhibit 23.1

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the incorporation by reference in this Registration Statement of Xcel Brands, Inc. on Form S-8 of our report dated April 14, 2022, with respect to our audit of the consolidated financial statements of Xcel Brands, Inc. as of December 31, 2021 and for the year ended December 31, 2021 appearing in the Annual Report on Form 10-K of Xcel Brands, Inc. for the year ended December 31, 2021.

/s/ Marcum LLP

Marcum LLP

New York, NY

April 19, 2022